Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated August 31, 2007 and	Registration No. 333-145845
Prospectus Supplement dated September 4, 2007)	October 1, 2007

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this free writing prospectus are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this free writing prospectus. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA/Aa1)‡

•	Issue date: October 11, 2007

•	Initial valuation date: October 5, 2007

•	Final valuation date: April 4, 2008

•	Maturity date: April 9, 2008

•	Initial price: Closing price of the linked share on the initial valuation date.

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price.
•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: TBD

Put premium: The coupon rate minus the deposit income.

‡

The Notes are expected to carry the same rating as the Medium-Term Notes Program, Series A, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc., and will be rated Aa1 by Moody’s Investor Services, Inc. The rating is subject to downward revision, suspension or withdrawal at any time by the assigning rating organization. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission	Aggregate Discount or Commission	Note Issuance #	CUSIP/ISIN
Alcoa Inc.	TBD	FWP-7	AA	TBD	10.150%	75%	TBD	TBD	TBD	TBD	E-1090	06738GUT5 / US06738GUT56
Arch Coal, Inc.	TBD	FWP-9	ACI	TBD	11.300%	75%	TBD	TBD	TBD	TBD	E-1091	06738GWC0 / US06738GWC04
Freeport-McMoRan Copper & Gold Inc.	TBD	FWP-11	FCX	TBD	11.200%	70%	TBD	TBD	TBD	TBD	E-1092	06738GWD8 / US06738GWD86
Grant Prideco, Inc.	TBD	FWP-13	GRP	TBD	13.000%	75%	TBD	TBD	TBD	TBD	E-1093	06738GWE6 / US06738GWE69
Joy Global Inc.	TBD	FWP-15	JOYG	TBD	14.150%	75%	TBD	TBD	TBD	TBD	E-1094	06738GWF3 / US06738GWF35
Lehman Brothers Holdings Inc.	TBD	FWP-17	LEH	TBD	12.500%	80%	TBD	TBD	TBD	TBD	E-1095	06738GWG1 / US06738GWG18
Moody’s Corporation	TBD	FWP-19	MCO	TBD	13.600%	80%	TBD	TBD	TBD	TBD	E-1096	06738GWH9 / US06738GWH90
Nucor Corporation	TBD	FWP-21	NUE	TBD	13.300%	75%	TBD	TBD	TBD	TBD	E-1097	06738GWJ5 / US06738GWJ56
Titanium Metals Corporation	TBD	FWP-23	TIE	TBD	13.200%	75%	TBD	TBD	TBD	TBD	E-1098	06738GWK2 / US06738GWK20
Valero Energy Corporation	TBD	FWP-25	VLO	TBD	11.650%	85%	TBD	TBD	TBD	TBD	E-1099	06738GWL0 / US06738GWL03
Amazon.com, Inc.	TBD	FWP-27	AMZN	TBD	13.950%	70%	TBD	TBD	TBD	TBD	E-1100	06738GWM8 / US06738GWM85
General Motors Corporation	TBD	FWP-29	GM	TBD	14.250%	75%	TBD	TBD	TBD	TBD	E-1101	06738GWQ9 / US06738GWQ99

*	Annualized Rate

See “ Risk Factors” in this free writing prospectus and beginning on page S-3 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

Barclays Bank PLC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus dated August 31, 2007 and the prospectus supplement dated September 4, 2007, and other documents Barclays Bank PLC has filed with the SEC for more complete information about Barclays Bank PLC and this offering. Buyers should rely upon the prospectus, prospectus supplement and any relevant free writing prospectus or pricing supplement for complete details. You may get these documents and other documents Barclays Bank PLC has filed for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC or any agent or dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and final pricing supplement (when completed) and this free writing prospectus if you request it by calling your Barclays Bank PLC sales representative, such dealer or 1-888-227-2275 (Extension 1101). A copy of the prospectus may be obtained from Barclays Capital, 200 Cedar Knolls Road, Building E, 4th Floor—Attn: US Syndicate Operations, Whippany, NJ 07981.

GENERAL TERMS FOR EACH NOTES OFFERING

This free writing prospectus relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. You may participate in any one of the Notes offerings or, at your election, in more than one. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

http://www.sec.gov/Archives/edgar/data/312070/000119312507194615/d424b3.htm

PROGRAM CREDIT RATING

The Notes are issued under the Medium-Term Notes Program, Series A (the “Program”). The Notes are expected to carry the rating of the Program, which is rated AA by Standard & Poor’s, a division of the McGraw-Hill Companies, Inc. (“S&P”), and will be rated Aa1 by Moody’s Investor Services, Inc. (“Moody’s”). An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations arising from the Program is very strong. An Aa1 rating by Moody’s indicates that the Program is currently judged by Moody’s to be an obligation of high quality and is subject to very low credit risk. The credit rating is a statement of opinion and not a statement of fact and is subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency. The rating (1) does not take into account market risk or the performance-related risks of the investment (including, without limitation, the risks associated with the potential negative performance of any reference asset to which the Notes are linked) and (2) is not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-3 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Notes”;

•

“Risk Factors—Additional Risks Relating to Notes with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Notes with a Barrier Percentage or a Barrier Level”.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this free writing prospectus, the applicable pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the value of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this free writing prospectus, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as

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described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Notes with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Notes with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked share.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this free writing prospectus. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or repayment date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the principal securities market for the linked share or banking institutions in New York City, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Notes with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

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There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this free writing prospectus.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “‘40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ‘40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

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On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial date and is held constant regardless of the final level of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon rate on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

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Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in all major aspects of the industry: technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Nonaluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications. The Company is global, operating in 44 countries. North America is the largest market with 59% of the Company’s revenues. Europe is also a significant market with 24% of the company’s revenues. The Company’s operations consist of six worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Extruded and End Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 1-3610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$42.00	$27.36	$31.01
December 31, 2001	$40.45	$29.82	$35.55
March 29, 2002	$39.75	$33.34	$37.74
June 28, 2002	$39.09	$30.17	$33.15
September 30, 2002	$33.80	$18.35	$19.30
December 31, 2002	$26.37	$17.62	$22.78
March 31, 2003	$24.75	$18.45	$19.38
June 30, 2003	$27.19	$18.86	$25.50
September 30, 2003	$29.50	$24.00	$26.16
December 31, 2003	$38.92	$26.29	$38.00
March 31, 2004	$39.20	$32.63	$34.69
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007*	$48.77	$30.25	$39.12

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $39.12

Protection level: 75.00%

Protection price: $29.34

Physical delivery amount: 25($1,000/Initial price)

Fractional shares: 0.562372

Coupon: 10.15% per annum

Maturity: April 9, 2008

Dividend yield: 1.69% per annum

Coupon amount monthly: $8.46

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.075%		100.85%
+ 90%	5.075%		90.85%
+ 80%	5.075%		80.85%
+ 70%	5.075%		70.85%
+ 60%	5.075%		60.85%
+ 50%	5.075%		50.85%
+ 40%	5.075%		40.85%
+ 30%	5.075%		30.85%
+ 20%	5.075%		20.85%
+ 10%	5.075%		10.85%
+ 5%	5.075%		5.85%

0%	5.075%		0.85%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.075%	0.075%	-4.15%
- 10%	5.075%	-4.925%	-9.15%
- 20%	5.075%	-14.925%	-19.15%
- 30%	N/A	-24.925%	-29.15%
- 40%	N/A	-34.925%	-39.15%
- 50%	N/A	-44.925%	-49.15%
- 60%	N/A	-54.925%	-59.15%
- 70%	N/A	-64.925%	-69.15%
- 80%	N/A	-74.925%	-79.15%
- 90%	N/A	-84.925%	-89.15%
- 100%	N/A	-94.925%	-99.15%

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Arch Coal, Inc.

According to publicly available information, Arch Coal, Inc. (the “Company”) is one of the largest coal producers in the United States. At December 31, 2006, we operated 21 active mines located in each of the three major low sulfur coal-producing regions of the United States. The Company sells substantially all of its coal to producers of electric power, steel producers and industrial facilities. The Company focuses on mining, processing and marketing bituminous and sub-bituminous coal with low sulfur content. At December 31, 2006, the Company estimates that its proven and probable coal reserves had an average heat value of approximately 9,924 Btu’s and an average sulfur content of approximately 0.60%. Because of these characteristics, the Company estimate that is approximately 79.8% of their proven and probable coal reserves consists of compliance coal. The Company was organized in Delaware in 1969 as Arch Mineral Corporation.

The linked share’s SEC file number is 1-13105.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.75	$7.03	$7.80
December 31, 2001	$11.91	$7.67	$11.35
March 29, 2002	$12.04	$8.90	$10.69
June 28, 2002	$12.60	$10.03	$11.36
September 30, 2002	$11.36	$7.15	$8.28
December 31, 2002	$11.50	$7.17	$10.80
March 31, 2003	$11.25	$8.08	$9.51
June 30, 2003	$12.28	$8.59	$11.49
September 30, 2003	$11.80	$9.56	$11.11
December 31, 2003	$16.10	$11.03	$15.59
March 31, 2004	$16.45	$13.10	$15.70
June 30, 2004	$18.50	$13.87	$18.30
September 30, 2004	$18.43	$15.05	$17.75
December 31, 2004	$19.50	$15.93	$17.77
March 31, 2005	$23.77	$16.60	$21.51
June 30, 2005	$27.88	$20.15	$27.24
September 30, 2005	$34.93	$25.65	$33.75
December 30, 2005	$41.10	$30.50	$39.75
March 31, 2006	$44.15	$34.31	$37.97
June 30, 2006	$56.45	$37.11	$42.37
September 29, 2006	$44.13	$25.88	$28.91
December 29, 2006	$37.02	$25.85	$30.03
March 30, 2007	$33.79	$27.18	$30.69
June 29, 2007	$42.08	$30.33	$34.80
September 28, 2007*	$37.00	$27.76	$33.74

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: ACI

Initial price: $33.74

Protection level: 75.00%

Protection price: $25.31

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.638411

Coupon: 11.30% per annum

Maturity: April 9, 2008

Dividend yield: 0.77% per annum

Coupon amount monthly: $9.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.65%		100.39%
+ 90%	5.65%		90.39%
+ 80%	5.65%		80.39%
+ 70%	5.65%		70.39%
+ 60%	5.65%		60.39%
+ 50%	5.65%		50.39%
+ 40%	5.65%		40.39%
+ 30%	5.65%		30.39%
+ 20%	5.65%		20.39%
+ 10%	5.65%		10.39%
+ 5%	5.65%		5.39%

0%	5.65%		0.39%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.65%	0.65%	-4.61%
- 10%	5.65%	-4.35%	-9.61%
- 20%	5.65%	-14.35%	-19.61%
- 30%	N/A	-24.35%	-29.61%
- 40%	N/A	-34.35%	-39.61%
- 50%	N/A	-44.35%	-49.61%
- 60%	N/A	-54.35%	-59.61%
- 70%	N/A	-64.35%	-69.61%
- 80%	N/A	-74.35%	-79.61%
- 90%	N/A	-84.35%	-89.61%
- 100%	N/A	-94.35%	-99.61%

FWP-8

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), through its majority-owned subsidiary, PT Freeport Indonesia, has one of the world’s largest copper and gold mining and production operations in terms of reserves and production. The Company owns approximately 90.64% of PT Freeport Indonesia, and the Government of Indonesia owns the remaining approximate 9.36%. PT Freeport Indonesia mines, processes and explores for ore containing copper, gold and silver. It operates in the remote highlands of the Sudirman Mountain Range in the province of Papua, Indonesia, which is on the western half of the island of New Guinea. PT Freeport Indonesia markets its concentrates containing copper, gold and silver worldwide. The Company has joint ventures covering additional mining areas in Indonesia and has smelting and refining concerns.

On November 19, 2006, the Company and Phelps Dodge Corporation announced that they had signed a definitive merger agreement whereby the Company will acquire Phelps Dodge for approximately $25.9 billion in cash and stock, based on the Company’s closing stock price on November 17, 2006, creating one of the largest publicly traded copper companies. Completion of the transaction is subject to a number of conditions, including receipt of the Company and Phelps Dodge stockholder approval.

The linked share’s SEC file number is 1-9916.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$12.98	$10.23	$10.99
December 31, 2001	$14.23	$9.40	$13.39
March 29, 2002	$17.80	$13.06	$17.62
June 28, 2002	$20.83	$16.60	$17.85
September 30, 2002	$18.50	$11.80	$13.46
December 31, 2002	$16.96	$9.95	$16.78
March 31, 2003	$19.30	$16.01	$17.05
June 30, 2003	$25.67	$16.72	$24.50
September 30, 2003	$34.57	$23.45	$33.10
December 31, 2003	$46.74	$32.75	$42.13
March 31, 2004	$44.90	$35.10	$39.09
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007*	$110.48	$67.08	$104.89

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $104.89

Protection level: 70.00%

Protection price: $73.42

Physical delivery amount: 9($1,000/Initial price)

Fractional shares: 0.533797

Coupon: 11.20% per annum

Maturity: April 9, 2008

Dividend yield: 2.62% per annum

Coupon amount monthly: $9.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.60%		101.31%
+ 90%	5.60%		91.31%
+ 80%	5.60%		81.31%
+ 70%	5.60%		71.31%
+ 60%	5.60%		61.31%
+ 50%	5.60%		51.31%
+ 40%	5.60%		41.31%
+ 30%	5.60%		31.31%
+ 20%	5.60%		21.31%
+ 10%	5.60%		11.31%
+ 5%	5.60%		6.31%

0%	5.60%		1.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.60%	0.60%	-3.69%
- 10%	5.60%	-4.40%	-8.69%
- 20%	5.60%	-14.40%	-18.69%
- 30%	5.60%	-24.40%	-28.69%
- 40%	N/A	-34.40%	-38.69%
- 50%	N/A	-44.40%	-48.69%
- 60%	N/A	-54.40%	-58.69%
- 70%	N/A	-64.40%	-68.69%
- 80%	N/A	-74.40%	-78.69%
- 90%	N/A	-84.40%	-88.69%
- 100%	N/A	-94.40%	-98.69%

FWP-9

Grant Prideco, Inc.

According to publicly available information, Grant Prideco, Inc. (the “Company”) is a leader in drill stem technology development and drill pipe manufacturing, sales and service; a global leader in drill bit technology and specialty tools, manufacturing, sales and service; and a leading provider of high-performance engineered connections and premium tubular products and services. The Company’s drill stem and drill bit products are used to drill oil and gas wells while its tubular technology and services are primarily used in drilling and completing oil and gas wells. The Company’s customers include oil and gas drilling contractors; North American oil country tubular goods distributors; major, independent and state-owned oil and gas companies; and other oilfield service companies.

The Company is a Delaware corporation formed in 1990.

The linked share’s SEC file number is 001-15423.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$17.59	$5.25	$6.09
December 31, 2001	$11.50	$5.30	$11.50
March 29, 2002	$14.20	$8.30	$13.68
June 28, 2002	$16.94	$12.95	$13.60
September 30, 2002	$14.25	$8.28	$8.54
December 31, 2002	$12.33	$8.14	$11.64
March 31, 2003	$12.81	$9.77	$12.06
June 30, 2003	$14.87	$10.75	$11.75
September 30, 2003	$12.26	$10.00	$10.19
December 31, 2003	$13.68	$10.01	$13.02
March 31, 2004	$15.83	$12.87	$15.50
June 30, 2004	$18.56	$14.44	$18.46
September 30, 2004	$20.91	$16.82	$20.49
December 31, 2004	$22.31	$18.83	$20.05
March 31, 2005	$25.50	$17.83	$24.16
June 30, 2005	$27.47	$21.41	$26.45
September 30, 2005	$41.49	$26.58	$40.65
December 30, 2005	$47.82	$32.38	$44.12
March 31, 2006	$51.47	$35.72	$42.84
June 30, 2006	$55.42	$39.70	$44.75
September 29, 2006	$48.33	$34.32	$38.03
December 29, 2006	$45.32	$33.11	$39.77
March 30, 2007	$50.71	$35.61	$49.84
June 29, 2007	$59.99	$48.54	$53.83
September 28, 2007*	$59.50	$48.39	$54.52

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GRP

Initial price: $54.52

Protection level: 75.00%

Protection price: $40.89

Physical delivery amount: 18($1,000/Initial price)

Fractional shares: 0.341893

Coupon: 13.00% per annum

Maturity: April 9, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.00%
+ 90%	6.50%		90.00%
+ 80%	6.50%		80.00%
+ 70%	6.50%		70.00%
+ 60%	6.50%		60.00%
+ 50%	6.50%		50.00%
+ 40%	6.50%		40.00%
+ 30%	6.50%		30.00%
+ 20%	6.50%		20.00%
+ 10%	6.50%		10.00%
+ 5%	6.50%		5.00%

0%	6.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-5.00%
- 10%	6.50%	-3.50%	-10.00%
- 20%	6.50%	-13.50%	-20.00%
- 30%	N/A	-23.50%	-30.00%
- 40%	N/A	-33.50%	-40.00%
- 50%	N/A	-43.50%	-50.00%
- 60%	N/A	-53.50%	-60.00%
- 70%	N/A	-63.50%	-70.00%
- 80%	N/A	-73.50%	-80.00%
- 90%	N/A	-83.50%	-90.00%
- 100%	N/A	-93.50%	-100.00%

FWP-10

Joy Global Inc.

According to publicly available information, Joy Global Inc. (the “Company”) is a manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The Company’s equipment is used in major mining regions throughout the world to mine coal, copper, iron ore, oil sands and other minerals. The Company operates in two business segments: underground mining machinery (Joy Mining Machinery or “Joy”) and surface mining equipment (P&H Mining Equipment or “P&H”). Joy manufactures underground mining equipment for the extraction of coal and other bedded minerals and offers service locations near major mining regions worldwide. It has facilities in Australia, South Africa, the United Kingdom, and the United States as well as sales offices and service facilities in China, India, Poland, and Russia. Joy products include: continuous miners; longwall shearers; powered roof supports; armored face conveyors; shuttle cars; flexible conveyor trains; complete longwall mining systems (consisting of powered roof supports, an armored face conveyor and a longwall shearer); and roof bolters. Joy also maintains a network of service and replacement parts distribution centers to rebuild and service equipment and to sell replacement parts in support of its installed base. P&H produces surface mining equipment for the extraction of ores and minerals and provides operational support for many types of equipment used in surface mining. P&H products include electric mining shovels and rotary blasthole drills and walking draglines for open-pit mining operations. P&H has facilities in Australia, Brazil, Canada, Chile, China, South Africa, and the United States, as well as sales offices in India, Mexico, Peru, Russia, the United Kingdom and Venezuela. P&H products are used in mining copper, coal, iron ore, oil sands, silver, gold, diamonds, phosphate, and other minerals and ores.

The linked share’s SEC file number is 1-9299.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$8.64	$6.11	$6.60
December 31, 2001	$8.04	$6.36	$7.47
March 29, 2002	$7.97	$6.16	$7.24
June 28, 2002	$7.95	$6.53	$7.71
September 30, 2002	$7.56	$3.65	$3.69
December 31, 2002	$5.44	$3.40	$5.00
March 31, 2003	$5.85	$4.41	$4.81
June 30, 2003	$7.28	$4.70	$6.56
September 30, 2003	$7.69	$6.13	$6.98
December 31, 2003	$11.89	$7.22	$11.62
March 31, 2004	$13.32	$11.00	$12.48
June 30, 2004	$13.56	$10.44	$13.31
September 30, 2004	$15.69	$11.97	$15.28
December 31, 2004	$19.86	$14.38	$19.30
March 31, 2005	$26.17	$17.18	$23.37
June 30, 2005	$25.80	$19.85	$22.39
September 30, 2005	$34.04	$22.03	$33.64
December 30, 2005	$41.94	$27.00	$40.00
March 31, 2006	$61.91	$41.57	$59.77
June 30, 2006	$72.23	$44.75	$52.09
September 29, 2006	$53.80	$31.32	$37.61
December 29, 2006	$50.77	$35.59	$48.34
March 30, 2007	$55.80	$40.36	$42.90
June 29, 2007	$61.99	$42.43	$58.33
September 28, 2007*	$65.50	$42.10	$50.86

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: JOYG

Initial price: $50.86

Protection level: 75.00%

Protection price: $38.15

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.661817

Coupon: 14.15% per annum

Maturity: April 9, 2008

Dividend yield: 1.18% per annum

Coupon amount monthly: $11.79

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.075%		100.59%
+ 90%	7.075%		90.59%
+ 80%	7.075%		80.59%
+ 70%	7.075%		70.59%
+ 60%	7.075%		60.59%
+ 50%	7.075%		50.59%
+ 40%	7.075%		40.59%
+ 30%	7.075%		30.59%
+ 20%	7.075%		20.59%
+ 10%	7.075%		10.59%
+ 5%	7.075%		5.59%

0%	7.075%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.075%	2.075%	-4.41%
- 10%	7.075%	-2.925%	-9.41%
- 20%	7.075%	-12.925%	-19.41%
- 30%	N/A	-22.925%	-29.41%
- 40%	N/A	-32.925%	-39.41%
- 50%	N/A	-42.925%	-49.41%
- 60%	N/A	-52.925%	-59.41%
- 70%	N/A	-62.925%	-69.41%
- 80%	N/A	-72.925%	-79.41%
- 90%	N/A	-82.925%	-89.41%
- 100%	N/A	-92.925%	-99.41%

FWP-11

Lehman Brothers Holdings Inc.

According to publicly available information, Lehman Brothers Holdings Inc. (“the Company”) is a Delaware corporation, incorporated on December 29, 1983. The Company serves the financial needs of corporations, governments and municipalities, institutional clients and high-net-worth individuals worldwide. The Company is a global market-maker in all major equity and fixed income products. To facilitate its market-making activities, the Company is a member of all principal securities and commodities exchanges in the United States, as well as NASD, Inc., and it holds memberships or associate memberships on several principal international securities and commodities exchanges, including the London, Tokyo, Hong Kong, Frankfurt, Paris, Milan and Australian stock exchanges. The Company’s principal business activities are capital markets, investment banking and investment management.

The linked share’s SEC file number is 001-09466.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$38.50	$21.93	$28.43
December 31, 2001	$36.10	$27.75	$33.40
March 29, 2002	$34.95	$26.80	$32.32
June 28, 2002	$33.67	$28.01	$31.26
September 30, 2002	$31.85	$23.60	$24.53
December 31, 2002	$32.00	$21.24	$26.65
March 31, 2003	$30.38	$25.08	$28.88
June 30, 2003	$38.13	$28.86	$33.24
September 30, 2003	$35.93	$30.05	$34.54
December 31, 2003	$38.85	$33.90	$38.61
March 31, 2004	$44.86	$38.47	$41.44
June 30, 2004	$42.12	$34.83	$37.63
September 30, 2004	$40.42	$33.63	$39.86
December 31, 2004	$44.65	$38.21	$43.74
March 31, 2005	$48.47	$42.71	$47.08
June 30, 2005	$49.96	$42.96	$49.64
September 30, 2005	$58.97	$48.97	$58.24
December 30, 2005	$66.58	$51.87	$64.09
March 31, 2006	$74.79	$62.92	$72.27
June 30, 2006	$78.85	$58.38	$65.15
September 29, 2006	$74.64	$59.25	$73.86
December 29, 2006	$78.88	$71.08	$78.12
March 30, 2007	$86.18	$68.07	$70.07
June 29, 2007	$82.05	$68.60	$74.52
September 28, 2007*	$75.50	$49.06	$61.73

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEH

Initial price: $61.73

Protection level: 80.00%

Protection price: $49.38

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.199579

Coupon: 12.50% per annum

Maturity: April 9, 2008

Dividend yield: 0.92% per annum

Coupon amount monthly: $10.42

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.25%		100.46%
+ 90%	6.25%		90.46%
+ 80%	6.25%		80.46%
+ 70%	6.25%		70.46%
+ 60%	6.25%		60.46%
+ 50%	6.25%		50.46%
+ 40%	6.25%		40.46%
+ 30%	6.25%		30.46%
+ 20%	6.25%		20.46%
+ 10%	6.25%		10.46%
+ 5%	6.25%		5.46%

0%	6.25%		0.46%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.25%	1.25%	-4.54%
- 10%	6.25%	-3.75%	-9.54%
- 20%	6.25%	-13.75%	-19.54%
- 30%	N/A	-23.75%	-29.54%
- 40%	N/A	-33.75%	-39.54%
- 50%	N/A	-43.75%	-49.54%
- 60%	N/A	-53.75%	-59.54%
- 70%	N/A	-63.75%	-69.54%
- 80%	N/A	-73.75%	-79.54%
- 90%	N/A	-83.75%	-89.54%
- 100%	N/A	-93.75%	-99.54%

FWP-12

Moody’s Corporation

According to publicly available information, Moody’s Corporation (the “Company”) is a provider of (i) credit ratings, research and analysis covering fixed-income securities, other debt instruments and the entities that issue such instruments in the global capital markets, and credit training services and (ii) quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets. Founded in 1900, the Company employs approximately 3,400 people worldwide. The Company maintains offices in 22 countries and has expanded into developing markets through joint ventures or affiliation agreements with local rating agencies. Moody’s customers include a wide range of corporate and governmental issuers of securities as well as institutional investors, depositors, creditors, investment banks, commercial banks and other financial intermediaries. The Company operates in two reportable segments: Moody’s Investors Service and Moody’s KMV.

Moody’s Investors Services publishes rating opinions on a broad range of credit obligors and credit obligations issued in domestic and international markets, including various corporate and governmental obligations, structured finance securities and commercial paper programs. It also publishes investor-oriented credit information, research and economic commentary, including in-depth research on major debt issuers, industry studies, special comments and credit opinion handbooks. The Moody’s KMV business develops and distributes quantitative credit risk assessment products and services and credit processing software for banks, corporations and investors in credit-sensitive assets.

The linked share’s SEC file number is 1-14037.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$18.50	$15.30	$18.50
December 31, 2001	$20.55	$15.73	$19.93
March 29, 2002	$21.00	$17.90	$20.55
June 28, 2002	$25.87	$19.98	$24.88
September 30, 2002	$26.18	$20.50	$24.25
December 31, 2002	$25.24	$19.93	$20.65
March 31, 2003	$24.85	$19.75	$23.12
June 30, 2003	$27.43	$22.69	$26.36
September 30, 2003	$28.40	$24.93	$27.49
December 31, 2003	$30.43	$27.43	$30.28
March 31, 2004	$35.50	$29.85	$35.40
June 30, 2004	$35.50	$30.87	$32.33
September 30, 2004	$37.21	$32.30	$36.63
December 31, 2004	$43.86	$35.70	$43.43
March 31, 2005	$44.53	$40.31	$40.43
June 30, 2005	$47.04	$39.55	$44.96
September 30, 2005	$51.89	$44.05	$51.08
December 30, 2005	$62.38	$49.28	$61.42
March 31, 2006	$71.95	$61.09	$71.46
June 30, 2006	$73.28	$49.77	$54.46
September 29, 2006	$65.84	$49.78	$65.38
December 29, 2006	$71.70	$60.64	$69.06
March 30, 2007	$76.09	$58.66	$62.06
June 29, 2007	$72.90	$59.91	$62.20
September 28, 2007*	$63.50	$42.42	$50.40

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MCO

Initial price: $50.40

Protection level: 80.00%

Protection price: $40.32

Physical delivery amount: 19($1,000/Initial price)

Fractional shares: 0.841270

Coupon: 13.60% per annum

Maturity: April 9, 2008

Dividend yield: 0.62% per annum

Coupon amount monthly: $11.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.80%		100.31%
+ 90%	6.80%		90.31%
+ 80%	6.80%		80.31%
+ 70%	6.80%		70.31%
+ 60%	6.80%		60.31%
+ 50%	6.80%		50.31%
+ 40%	6.80%		40.31%
+ 30%	6.80%		30.31%
+ 20%	6.80%		20.31%
+ 10%	6.80%		10.31%
+ 5%	6.80%		5.31%

0%	6.80%		0.31%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.80%	1.80%	-4.69%
- 10%	6.80%	-3.20%	-9.69%
- 20%	6.80%	-13.20%	-19.69%
- 30%	N/A	-23.20%	-29.69%
- 40%	N/A	-33.20%	-39.69%
- 50%	N/A	-43.20%	-49.69%
- 60%	N/A	-53.20%	-59.69%
- 70%	N/A	-63.20%	-69.69%
- 80%	N/A	-73.20%	-79.69%
- 90%	N/A	-83.20%	-89.69%
- 100%	N/A	-93.20%	-99.69%

FWP-13

Nucor Corporation

According to publicly available information, Nucor Corporation (the “Company”) was incorporated in Delaware in 1958. The business of the Company is the manufacture and sale of steel and steel products, which accounted for all of the sales and the majority of the earnings in 2006, 2005 and 2004. The Company reports its results in two segments: steel mills and steel products. Principal products from the steel mills segment are hot-rolled steel (angles, rounds, flats, channels, rebar, sheet, wide-flange beams, pilings, billets, blooms, beam blanks and plate) and cold-rolled steel. Principal products from the steel products segment are steel joists and joist girders, steel deck, cold finished steel, steel fasteners, metal building systems and light gauge steel framing. Hot-rolled steel is manufactured principally from scrap.

The linked share’s SEC file number is 1-4119.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$13.29	$8.36	$9.93
December 31, 2001	$13.54	$8.95	$13.24
March 29, 2002	$16.59	$12.47	$16.06
June 28, 2002	$17.54	$14.26	$16.26
September 30, 2002	$16.33	$9.28	$9.48
December 31, 2002	$12.84	$9.00	$10.33
March 31, 2003	$11.26	$8.76	$9.54
June 30, 2003	$13.13	$9.38	$12.21
September 30, 2003	$13.14	$11.30	$11.47
December 31, 2003	$14.70	$11.46	$14.00
March 31, 2004	$16.65	$13.05	$15.37
June 30, 2004	$19.49	$14.09	$19.19
September 30, 2004	$22.95	$18.14	$22.84
December 31, 2004	$27.70	$18.86	$26.17
March 31, 2005	$32.72	$23.53	$28.78
June 30, 2005	$29.68	$22.78	$22.81
September 30, 2005	$30.58	$22.87	$29.50
December 30, 2005	$35.09	$25.92	$33.36
March 31, 2006	$54.20	$33.65	$52.40
June 30, 2006	$60.25	$44.80	$54.25
September 29, 2006	$55.94	$45.12	$49.49
December 29, 2006	$67.52	$47.50	$54.66
March 30, 2007	$66.99	$53.20	$65.13
June 29, 2007	$69.93	$56.07	$58.65
September 28, 2007*	$64.74	$41.62	$59.47

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NUE

Initial price: $59.47

Protection level: 75.00%

Protection price: $44.60

Physical delivery amount: 16($1,000/Initial price)

Fractional shares: 0.815201

Coupon: 13.30% per annum

Maturity: April 9, 2008

Dividend yield: 4.09% per annum

Coupon amount monthly: $11.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.65%		102.05%
+ 90%	6.65%		92.05%
+ 80%	6.65%		82.05%
+ 70%	6.65%		72.05%
+ 60%	6.65%		62.05%
+ 50%	6.65%		52.05%
+ 40%	6.65%		42.05%
+ 30%	6.65%		32.05%
+ 20%	6.65%		22.05%
+ 10%	6.65%		12.05%
+ 5%	6.65%		7.05%

0%	6.65%		2.05%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.65%	1.65%	-2.95%
- 10%	6.65%	-3.35%	-7.95%
- 20%	6.65%	-13.35%	-17.95%
- 30%	N/A	-23.35%	-27.95%
- 40%	N/A	-33.35%	-37.95%
- 50%	N/A	-43.35%	-47.95%
- 60%	N/A	-53.35%	-57.95%
- 70%	N/A	-63.35%	-67.95%
- 80%	N/A	-73.35%	-77.95%
- 90%	N/A	-83.35%	-87.95%
- 100%	N/A	-93.35%	-97.95%

FWP-14

Titanium Metals Corporation

According to publicly available information, Titanium Metals Corporation (the “Company”) was originally formed in 1950 and was incorporated in Delaware in 1955. The Company is one of the world’s leading producers of titanium melted and mill products. The Company is the only producer with major titanium production facilities in both the United States and Europe, the world’s principal markets for titanium consumption. The Company is currently the largest producer of titanium sponge, a key raw material, in the United States. The Company’s products include titanium sponge, melted products, mill products and industrial fabrications.

The linked share’s SEC file number is 001-14368.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$2.98	$0.59	$0.80
December 31, 2001	$1.18	$0.69	$1.00
March 29, 2002	$1.35	$0.81	$1.35
June 28, 2002	$1.33	$0.88	$0.88
September 30, 2002	$1.01	$0.41	$0.42
December 31, 2002	$0.57	$0.23	$0.48
March 31, 2003	$0.61	$0.39	$0.53
June 30, 2003	$0.88	$0.52	$0.80
September 30, 2003	$0.96	$0.73	$0.84
December 31, 2003	$1.51	$0.84	$1.31
March 31, 2004	$2.59	$1.06	$2.49
June 30, 2004	$2.70	$1.80	$2.31
September 30, 2004	$3.11	$2.30	$2.93
December 31, 2004	$3.33	$2.38	$3.02
March 31, 2005	$5.06	$2.93	$4.50
June 30, 2005	$7.19	$3.88	$7.10
September 30, 2005	$10.60	$6.17	$9.89
December 30, 2005	$19.86	$8.79	$15.82
March 31, 2006	$25.88	$15.96	$24.28
June 30, 2006	$47.59	$24.50	$34.38
September 29, 2006	$34.88	$22.77	$25.28
December 29, 2006	$33.92	$23.20	$29.51
March 30, 2007	$38.85	$27.74	$35.88
June 29, 2007	$39.80	$30.31	$31.90
September 28, 2007*	$35.32	$25.75	$33.56

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIE

Initial price: $33.56

Protection level: 75.00%

Protection price: $25.17

Physical delivery amount: 29($1,000/Initial price)

Fractional shares: 0.797378

Coupon: 13.20% per annum

Maturity: April 9, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.60%		100.00%
+ 90%	6.60%		90.00%
+ 80%	6.60%		80.00%
+ 70%	6.60%		70.00%
+ 60%	6.60%		60.00%
+ 50%	6.60%		50.00%
+ 40%	6.60%		40.00%
+ 30%	6.60%		30.00%
+ 20%	6.60%		20.00%
+ 10%	6.60%		10.00%
+ 5%	6.60%		5.00%

0%	6.60%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.60%	1.60%	-5.00%
- 10%	6.60%	-3.40%	-10.00%
- 20%	6.60%	-13.40%	-20.00%
- 30%	N/A	-23.40%	-30.00%
- 40%	N/A	-33.40%	-40.00%
- 50%	N/A	-43.40%	-50.00%
- 60%	N/A	-53.40%	-60.00%
- 70%	N/A	-63.40%	-70.00%
- 80%	N/A	-73.40%	-80.00%
- 90%	N/A	-83.40%	-90.00%
- 100%	N/A	-93.40%	-100.00%

FWP-15

Valero Energy Corporation

According to publicly available information, Valero Energy Corporation (the “Company”) owns and operates 18 refineries located in the United States, Canada, and Aruba that produce premium, environmentally clean refined products such as reformulated gasoline blendstock for oxygenate blending, gasoline meeting the specifications of the California Air Resources Board (CARB), CARB diesel fuel, low-sulfur and ultra-low-sulfur diesel fuel, and oxygenates (liquid hydrocarbon compounds containing oxygen). The Company also produces conventional gasolines, distillates, jet fuel, asphalt, petrochemicals, lubricants, and other refined products. The Company markets branded and unbranded refined products on a wholesale basis in the United States and Canada through an extensive bulk and rack marketing network. The Company also sells refined products through a network of approximately 5,800 retail and wholesale branded outlets in the United States, Canada, and Aruba.

The linked share’s SEC file number is 1-13175.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$11.02	$8.03	$8.78
December 31, 2001	$10.11	$8.53	$9.53
March 29, 2002	$12.46	$9.25	$12.38
June 28, 2002	$12.37	$8.98	$9.36
September 30, 2002	$9.55	$6.53	$6.62
December 31, 2002	$9.63	$5.79	$9.24
March 31, 2003	$10.59	$8.05	$10.35
June 30, 2003	$10.54	$8.79	$9.08
September 30, 2003	$10.03	$8.80	$9.57
December 31, 2003	$11.77	$9.43	$11.59
March 31, 2004	$15.38	$11.43	$14.99
June 30, 2004	$18.73	$13.97	$18.44
September 30, 2004	$20.30	$15.90	$20.05
December 31, 2004	$23.90	$19.43	$22.70
March 31, 2005	$38.58	$21.01	$36.64
June 30, 2005	$41.13	$28.96	$39.56
September 30, 2005	$58.63	$39.38	$56.53
December 30, 2005	$58.15	$45.86	$51.60
March 31, 2006	$63.61	$48.00	$59.78
June 30, 2006	$70.74	$55.19	$66.52
September 29, 2006	$68.83	$46.84	$51.47
December 29, 2006	$57.09	$47.52	$51.16
March 30, 2007	$66.02	$47.66	$64.49
June 29, 2007	$77.89	$63.53	$73.86
September 28, 2007*	$78.68	$60.00	$67.18

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: VLO

Initial price: $67.18

Protection level: 85.00%

Protection price: $57.10

Physical delivery amount: 14($1,000/Initial price)

Fractional shares: 0.885383

Coupon: 11.65% per annum

Maturity: April 9, 2008

Dividend yield: 0.66% per annum

Coupon amount monthly: $9.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.825%		100.33%
+ 90%	5.825%		90.33%
+ 80%	5.825%		80.33%
+ 70%	5.825%		70.33%
+ 60%	5.825%		60.33%
+ 50%	5.825%		50.33%
+ 40%	5.825%		40.33%
+ 30%	5.825%		30.33%
+ 20%	5.825%		20.33%
+ 10%	5.825%		10.33%
+ 5%	5.825%		5.33%

0%	5.825%		0.33%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.825%	0.825%	-4.67%
- 10%	5.825%	-4.175%	-9.67%
- 20%	N/A	-14.175%	-19.67%
- 30%	N/A	-24.175%	-29.67%
- 40%	N/A	-34.175%	-39.67%
- 50%	N/A	-44.175%	-49.67%
- 60%	N/A	-54.175%	-59.67%
- 70%	N/A	-64.175%	-69.67%
- 80%	N/A	-74.175%	-79.67%
- 90%	N/A	-84.175%	-89.67%
- 100%	N/A	-94.175%	-99.67%

FWP-16

Amazon.com, Inc.

According to publicly available information, Amazon.com, Inc., (the “Company”), opened its virtual doors on the World Wide Web in July 1995 and today offers Earth’s Biggest Selection. It seeks to be Earth’s most customer-centric company, where customers can find and discover anything they might want to buy online, and endeavors to offer customers the lowest possible prices. The Company operates retail websites and offers programs that enable third parties to sell products on its websites, including retail websites www.amazon.com, www.amazon.ca, www.amazon.de, www.amazon.fr, www.amazon.co.jp, www.amazon.co.uk, www.joyo.com, www.shopbop.com, and www.endless.com. The Company also provide services for third-party retailers, marketing and promotional services, and web services for developers. In addition, they operate other websites, including www.a9.com and www.alexa.com that enable search and navigation and www.imdb.com, a comprehensive movie database.

The Company was incorporated in 1994 in the state of Washington and reincorporated in 1996 in the state of Delaware.

The linked share’s SEC file number is 000-22513.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$17.42	$5.67	$5.97
December 31, 2001	$12.80	$5.51	$10.82
March 29, 2002	$16.96	$9.03	$14.30
June 28, 2002	$20.40	$12.52	$16.25
September 30, 2002	$17.93	$12.26	$15.93
December 31, 2002	$25.00	$16.01	$18.89
March 31, 2003	$28.04	$18.55	$26.03
June 30, 2003	$37.24	$24.13	$36.49
September 30, 2003	$51.30	$34.00	$48.36
December 31, 2003	$61.14	$47.00	$52.64
March 31, 2004	$57.82	$39.16	$43.28
June 30, 2004	$54.69	$40.57	$54.40
September 30, 2004	$54.04	$34.85	$40.86
December 31, 2004	$45.68	$33.00	$44.29
March 31, 2005	$45.44	$32.83	$34.27
June 30, 2005	$36.99	$30.61	$33.08
September 30, 2005	$46.97	$32.79	$45.30
December 30, 2005	$50.00	$38.72	$47.15
March 31, 2006	$48.56	$35.14	$36.51
June 30, 2006	$38.84	$31.52	$38.68
September 29, 2006	$38.62	$25.76	$32.12
December 29, 2006	$43.25	$30.59	$39.46
March 30, 2007	$42.00	$36.30	$39.79
June 29, 2007	$74.72	$39.55	$68.41
September 28, 2007*	$94.25	$68.02	$93.15

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMZN

Initial price: $93.15

Protection level: 70.00%

Protection price: $65.21

Physical delivery amount: 10($1,000/Initial price)

Fractional shares: 0.735373

Coupon: 13.95% per annum

Maturity: April 9, 2008

Dividend yield: 0.00% per annum

Coupon amount monthly: $11.63

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.975%		100.00%
+ 90%	6.975%		90.00%
+ 80%	6.975%		80.00%
+ 70%	6.975%		70.00%
+ 60%	6.975%		60.00%
+ 50%	6.975%		50.00%
+ 40%	6.975%		40.00%
+ 30%	6.975%		30.00%
+ 20%	6.975%		20.00%
+ 10%	6.975%		10.00%
+ 5%	6.975%		5.00%

0%	6.975%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.975%	1.975%	-5.00%
- 10%	6.975%	-3.025%	-10.00%
- 20%	6.975%	-13.025%	-20.00%
- 30%	6.975%	-23.025%	-30.00%
- 40%	N/A	-33.025%	-40.00%
- 50%	N/A	-43.025%	-50.00%
- 60%	N/A	-53.025%	-60.00%
- 70%	N/A	-63.025%	-70.00%
- 80%	N/A	-73.025%	-80.00%
- 90%	N/A	-83.025%	-90.00%
- 100%	N/A	-93.025%	-100.00%

FWP-17

General Motors Corporation

According to publicly available information, General Motors Corporation (the “Company”) is incorporated in 1916 under the laws of the State of Delaware. The Company is primarily engaged in the worldwide development, production, and marketing of cars, trucks, and parts. The Company develops, manufactures, and markets its vehicles worldwide through its four automotive regions: GM North America, GM Europe, GM Latin America/Africa/Mid-East, and GM Asia Pacific. The Company’s total worldwide car and truck deliveries were 9.1 million, 9.2 million, and 9 million, for 2006, 2005, and 2004, respectively. Substantially all of the Company’s cars, trucks, and parts are marketed through retail dealers in North America, and through distributors and dealers outside of North America, the substantial majority of which are independently owned.

The linked share’s SEC file number is 001-00043.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
September 28, 2001	$67.80	$39.17	$42.90
December 31, 2001	$53.22	$40.52	$48.60
March 29, 2002	$62.01	$47.92	$60.45
June 28, 2002	$68.09	$50.77	$53.45
September 30, 2002	$54.08	$38.15	$38.90
December 31, 2002	$41.50	$30.83	$36.86
March 31, 2003	$41.12	$29.75	$33.62
June 30, 2003	$39.35	$32.84	$36.00
September 30, 2003	$43.23	$35.00	$40.93
December 31, 2003	$54.37	$40.04	$53.40
March 31, 2004	$55.55	$44.72	$47.10
June 30, 2004	$50.04	$42.88	$46.59
September 30, 2004	$46.93	$40.53	$42.48
December 31, 2004	$43.29	$36.90	$40.06
March 31, 2005	$40.77	$28.00	$29.39
June 30, 2005	$36.64	$24.68	$34.00
September 30, 2005	$37.69	$30.21	$30.61
December 30, 2005	$31.50	$18.34	$19.42
March 31, 2006	$24.59	$18.47	$21.27
June 30, 2006	$30.42	$19.00	$29.79
September 29, 2006	$33.62	$27.12	$33.26
December 29, 2006	$36.54	$28.49	$30.72
March 30, 2007	$37.24	$28.81	$30.64
June 29, 2007	$38.66	$28.86	$37.80
September 28, 2007*	$38.27	$29.10	$36.70

*	High, low and closing prices are for the period starting April 2, 2007 and ending September 28, 2007.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GM

Initial price: $36.70

Protection level: 75.00%

Protection price: $27.53

Physical delivery amount: 27($1,000/Initial price)

Fractional shares: 0.247956

Coupon: 14.25% per annum

Maturity: April 9, 2008

Dividend yield: 2.72% per annum

Coupon amount monthly: $11.88

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.125%		101.36%
+ 90%	7.125%		91.36%
+ 80%	7.125%		81.36%
+ 70%	7.125%		71.36%
+ 60%	7.125%		61.36%
+ 50%	7.125%		51.36%
+ 40%	7.125%		41.36%
+ 30%	7.125%		31.36%
+ 20%	7.125%		21.36%
+ 10%	7.125%		11.36%
+ 5%	7.125%		6.36%

0%	7.125%		1.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.125%	2.125%	-3.64%
- 10%	7.125%	-2.875%	-8.64%
- 20%	7.125%	-12.875%	-18.64%
- 30%	N/A	-22.875%	-28.64%
- 40%	N/A	-32.875%	-38.64%
- 50%	N/A	-42.875%	-48.64%
- 60%	N/A	-52.875%	-58.64%
- 70%	N/A	-62.875%	-68.64%
- 80%	N/A	-72.875%	-78.64%
- 90%	N/A	-82.875%	-88.64%
- 100%	N/A	-92.875%	-98.64%

FWP-18